Exhibit 10.1

SECOND AMENDMENT TO ADVISORY AGREEMENT

THIS SECOND AMENDMENT TO ADVISORY AGREEMENT (this “Amendment”) is made and entered into as of the 20th day of March, 2013, by and among CNL HEALTHCARE PROPERTIES, INC., a corporation organized under the laws of the State of Maryland f/k/a CNL Healthcare Trust, Inc. (the “Company”), CHP PARTNERS, LP, a limited partnership organized under the laws of the State of Delaware f/k/a CHT Partners, LP (the “Operating Partnership”), and CNL HEALTHCARE CORP., a corporation organized under the laws of the state of Florida f/k/a CNL Properties Corp. (“Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement dated as of June 8, 2011, as amended by that certain First Amendment to Advisory Agreement by and among the Company, the Operating Partnership and the Advisor, dated as of October 5, 2011 (the “Advisory Agreement”); and

WHEREAS, capitalized terms not defined herein shall have the meaning given to such terms in the Advisory Agreement; and

WHEREAS, the parties desire to enter into this Amendment for the purpose of amending certain provisions of the Advisory Agreement as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The recitals set forth above are true and correct and constitute a part of this Amendment.

2. Restatement of Duties of the Advisor. Sections (3)(e) and (3)(g) of the Advisory Agreement are hereby amended and restated in their entirety to read as follows:

(3) “(e) subject to the provisions of Sections 3(g) and 4 hereof (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments will be made; (iii) make investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments; (v) enter into leases and service contracts for Real Property; (vi) perform all other operational functions for the maintenance and administration of Company Property; and (vii) make dispositions of any portion of a Real Property to any Person other than the Advisor, a Director or their Affiliates without obtaining the prior approval of the Board, provided such portion of a Real Property is sold, transferred or conveyed for a purchase price in an amount not to exceed One Million and No/100 Dollars ($1,000,000);”

“(g) obtain the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be, for any and all investments in and dispositions of Real Properties (except, with respect to dispositions, as expressly permitted in 3(e)(vii) above);”

3. Restatement of Asset Management Fee. Section (9)(a) of the Advisory Agreement is hereby amended and restated in its entirety to read as follows:

“(9)(a) Asset Management Fee. The Company or the Operating Partnership shall pay to the Advisor as compensation for the advisory services rendered to the Company and the Operating Partnership a monthly fee of an amount equal to 0.08334% of the monthly average of the sum of the Company’s and the Operating Partnership’s respective daily Real Estate Asset Value (without duplication), plus the outstanding principal amount of any Loans made, plus the amount invested in Permitted Investments (excluding Real Estate Related Securities and other Securities), and a monthly fee of an amount equal to 0.1042% of the monthly average on the daily book value of Real Estate Related Securities and other Securities, (the “Asset Management Fee”). The Asset Management Fee shall be payable monthly on the first business day following the last day of such month. The Asset Management Fee shall not exceed fees which are competitive for similar services in the same geographic area, and may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.”

4. Addition of Non-Solicitation Provision. The following provision is hereby added to and deemed included in the Advisory Agreement in its entirety as Section (33) thereof:

“(33) Non-Solicitation. During the period commencing on the date hereof and ending one year following the termination of this Agreement, the Company and the Operating Partnership shall not, without the Advisor’s prior written consent, directly or indirectly, (a) solicit or encourage any person to leave the employment or other service of the Advisor, or (b) hire, on behalf of the Company, the Operating Partnership or any other person or entity, any person who has left the employment within the one year period following the termination of that person’s employment with respect to the Advisor. During the period commencing on the date hereof through and ending one year following the termination of this Agreement, the Company and the Operating Partnership will not, whether for its own account or for the account of any other person, firm, corporation, or other business organization, intentionally interfere with the relationship of the Advisor with, or endeavor to entice away from the Advisor, any person who during the term of the Agreement is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer, or other customer of the Advisor.”

5. Binding Effect. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

6. Modification/Amendment. This Amendment may only be amended and modified in a writing signed by all of the parties hereto.

7. Execution of Amendment. A party may deliver executed signature pages to this Amendment by facsimile or electronic copy, which facsimile or electronic copy shall be deemed to be an original executed signature page. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.

8. Ratification. The terms and provisions in the Advisory Agreement are deemed amended if and to the extent inconsistent with the terms of this Amendment. Otherwise, the terms and the provisions in the Advisory Agreement are hereby ratified and confirmed by the parties hereto. Except as modified herein, all other terms and conditions of the Advisory Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CNL HEATHCARE PROPERTIES, INC., a Maryland corporation

By:	/S/ STEPHEN H. MAULDIN
Name:	Stephen H. Mauldin
Title:	President

CNL HEALTHCARE CORP., a Florida corporation

By:	/S/ THOMAS K. SITTEMA
Name:	Thomas K. Sittema
Title:	Chief Executive Officer

CHP PARTNERS, LP, a
Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited liability company, its general partner

	By:	CNL Healthcare Properties, Inc., a Maryland corporation, managing member of general partner

		By:	/S/ STEPHEN H. MAULDIN
		Name:	Stephen H. Mauldin
		Title:	President